Exhibit 10.38

AMENDMENT NO. 7

TO THE

ENBREL SUPPLY AGREEMENT

This Amendment No. 7 to the ENBREL Supply Agreement (“Amendment No. 7”) is made this 20th day of February, 2009 (the “Amendment No. 7 Effective Date”) by and among IMMUNEX CORPORATION, a corporation of the State of Washington, having its principal place of business at One Amgen Center Drive, Thousand Oaks, California, 91320, U.S.A., together with its Affiliates (“Immunex”), WYETH (formerly known as American Home Products Corporation), a corporation of the State of Delaware having its corporate headquarters at Five Giralda Farms, Madison, New Jersey 07940, U.S.A. and acting through its Wyeth Pharmaceuticals Division (“Wyeth”), and BOEHRINGER INGELHEIM PHARMA GMBH & CO. KG, (formerly doing business as “Boehringer Ingelheim Pharma KG”) a German corporation having a place of business at Birkendorfer Straße 65, 88397 Biberach an der Riss, Federal Republic of Germany (“BIP”), and amends the Enbrel Supply Agreement effective as of November 5, 1998, by and among Immunex, Wyeth, and BIP, and as amended (the “Agreement”).

WHEREAS, Immunex, Wyeth and BIP have entered into the Agreement for BIP’s supply of Enbrel® (etanercept) to Immunex and Wyeth;

WHEREAS, effective June 3, 2002, the Parties amended the Agreement through Amendment No. 2;

WHEREAS, pursuant to Amendment No. 2, the Parties amended and restated Section 5.10(a) of the Agreement to, among other things, allow Immunex and Wyeth to reduce the Maximum Request in the Agreement by no more than [*]% per Calendar Year by providing at least [*] months prior written notice to BIP; and

WHEREAS, the Parties desire to further amend Section 5.10(a) of the Agreement to set forth the annual Maximum Request for [*] and [*].

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, each intending to be legally bound, hereby agree as follows:

1. Annual Maximum Request for [*] and [*]. Section 5.10(a)(1) of the Agreement shall be amended and restated as follows:

Maximum Request; Annual Minimum.

(a)	Maximum Request.

(1)	Maximum Request. Subject to Section 5.10(c) below, beginning on [*] and continuing through [*], the annual Maximum Request in

Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been submitted to the Securities and Exchange Commission.

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the Agreement shall be equal to the Annual Minimum as defined in Section 5.10(b) below. Immunex and Wyeth hereby waive their ability to reduce the Maximum Request below the Annual Minimum under Section 5.1(b) hereof until an effective date of [*] at the earliest, except to the extent otherwise permitted in Section 5.10(c) below. Subject to Section 5.10(c) below, beginning on [*] and continuing through the end of the Supply Term (unless otherwise agreed in writing among the Parties), the Maximum Request for Calendar Years [*] and [*] shall be as follows:

Year	Annual Maximum Request
[*]	[*]
[*]	[*]

In addition to the Maximum Request, BIP shall be bound to provide the following Bulk Drug Substance Runs in the Original Biberach Facility to Immunex and Wyeth:

(i)	To the extent that BIP acquires any Original Additional Run or Subsequent Additional Run as a result of its Outsourcing Activities, (A) all such Original Additional Runs shall be reserved for Buyer through [*] and (B) Buyer shall have a ROFR for any Subsequent Additional Run during Calendar Years [*] and [*], and such ROFR shall be exercised according to Section 24.1(d)(2) hereof.

(ii)	To the extent that BIP enters into a binding commitment, pursuant to Section 5.10(a)(2) below, to provide a number of Bulk Drug Substance Runs that exceeds the Maximum Request in a Transition Year, such commitment shall be binding on the Parties.

(iii)	BIP shall provide the Baseline Accepted Unused Capacity, as well as any Additional H84 Unused Capacity reserved by Immunex and Wyeth, in accordance with Section 5.10(a)(4) below.

2. Effect of Amendment 7 on Agreement. Except as otherwise set forth in this Amendment No. 7, all other terms and provisions of the Agreement shall remain in full force and effect. In the event of any conflict between the terms and conditions of the Agreement as amended by Amendment Nos. 1 - 6 and the terms and conditions of this Amendment No. 7, the terms and conditions of this Amendment No. 7 shall control.

Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been submitted to the Securities and Exchange Commission.

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3. Counterparts. This Amendment No. 7 may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute together one and the same instrument.

[continued on next page]

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IN WITNESS WHEREOF, the Parties have caused this Amendment No. 7 to be executed by their duly authorized representatives.

Boehringer Ingelheim Pharma GmbH & Co. KG

By:	/S/ DR. UWE BUCHELER
Name:	Dr. Uwe Bucheler
Title:	SVP Biopharmaceuticals/Site Management
Date:	March, 26, 2009

Boehringer Ingelheim Pharma GmbH & Co. KG

By:	/S/ DR. HANS MICHELBERGER
Name:	Dr. Hans Michelberger
Title:	VP Legal
Date:	March 26, 2009

Immunex Corporation

By:	/S/ MADHU BALACHANDRAN
Name:	Madhu Balachandran
Title:	SVP Manufacturing
Date:	February 23, 2009

Wyeth, acting through its Wyeth Pharmaceuticals division

By:	/S/ ROBERT A. DOUGAN
Name:	Robert A. Dougan
Title:	Sr. Vice President
Date:	March 19, 2009

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